      Second Amendment to Loan Agreement and Promissory Note             Exhibit: 10.6.3

      This Second Amendment to the Loan Agreement and Promissory Note is dated May 8, 2001 and entered into by and between Clayton A. Thomas, Jr. (“Borrower”) and Net2000 Communications Group, Inc. (“Company”).

      WHEREAS, Borrower and Company entered into a letter agreement (“Loan Agreement”) dated December 5, 2000 and amended on February 1, 2001 in which the Company agreed to lend Borrower an aggregate principal amount of up to $1,500,000 (collectively, the “Loan”); and

      WHEREAS, the obligation of the Borrower to repay the Loan was evidenced by a Promissory Note (“Note”) dated December 5, 2000 and amended as of February 1, 2001 and signed by Borrower;

      WHEREAS, under the current terms of the Note, the Borrower is obligated to pay to the Company monthly interest on the outstanding principal balance of the Loan at the Applicable Federal Rate (“Interest Rate”) and repay the outstanding balance of the Loan in full on the Maturity Date (as defined in the amended Loan Agreement);

      WHEREAS, the parties wish to further amend the Loan Agreement and the Note;

      NOW, THEREFORE, the parties agree as follows:

1.    The first sentence of Paragraph 1 of the Loan Agreement is amended by deleting “June 6, 2001” and replacing it with “May 31, 2002”.

2.    Paragraph 2 of the Loan Agreement is deleted in its entirety and replaced with the following sentence:

“Subject to the terms and conditions of this letter (herein referred to as this “Agreement”), the Borrower may prepay this Loan and/or any accrued but unpaid interest in whole or in part at any time without penalty or premium.”

3.    Paragraph 5(a) of the Loan Agreement is deleted in its entirety and Paragraph 5(b) is hereby renumbered as Paragraph 5(a).

4.    The following new Paragraph 5(b) is hereby included in the Loan Agreement:

"(b) The Company hereby waives repayment of the first one hundred thousand dollars ($100,000.00) of the outstanding balance of the Loan (“Loan Waiver”) and such Loan Waiver shall be subject to a tax true up whereby the Loan Waiver amount will be grossed up based on Borrower’s income tax bracket so that it is a net waiver amount and the Company will pay Borrower such additional compensation as is necessary to place Borrower in the same after tax position he would have been in had no income tax been incurred on the Loan Waiver.”

5.    Paragraph 2 of the Note, which was deleted in its entirety and replaced with a new Paragraph 2 pursuant to the First Amendment as of February 1, 2001, is further amended by deleting the phrase “and shall be paid currently in cash on a monthly basis on each Payment Date (as defined below)” from the first sentence of Paragraph 2. The further amended version of Paragraph 2 shall be as follows:

“Interest Rate Provisions. Except as provided in Section 2.2 hereof, from the date hereof and thereafter until the outstanding amount hereof is paid in full, interest shall accrue on the principal balance of this Note outstanding from time to time at the Applicable Federal Rate (“AFR”) in effect at the end of each month as published by the United States Internal Revenue Service (“Interest Rate”). Each change in any interest rate provided for herein based upon the AFR resulting from a change in the AFR shall take effect without notice to the Borrower at the time of such change in the AFR.”

6.    Paragraph 2.2 of the Note is amended by deleting the phrase “on each Payment Date (as defined below)”.

7.    Paragraph 3.1 of the Note is deleted in its entirety and replaced with the following new Paragraph 3.1:

“3.1(a) Accrued Interest: Commencing on the last day of the calendar month following the date the initial advance of the Loan is made and continuing on the last day of each succeeding calendar month thereafter, the Borrower shall accrue interest at the applicable Interest Rate on the then outstanding principal balance under this Note.”

8.    Paragraph 3.3 of the Note is amended by inserting the phrase “and/or any accrued interest” between the words “Note” and “in”.

9.    All other terms, conditions, and obligations of the Loan Agreement and Promissory Note shall remain in full force and effect unless amended in writing and signed by both parties.

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      IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to the Loan Agreement and Promissory Note to be duly executed and effective as of May 8, 2001.

NET2000 COMMUNICATIONS GROUP, INC	/s/ Clayton A. Thomas Jr.
CLAYTON A. THOMAS, JR., AS BORROWER

BY:/s/ Donald Clarke
Donald Clarke Chief Financial Officer

COMMONWEALTH OF VIRGINIA	)

) ss:

COUNTY OF FAIRFAX	)

      On this 17 day of July, 2001 before me personally appeared CLAYTON A. THOMAS, JR., to be known to be the person who executed the foregoing instrument and who being by me duly sworn, did depose and say that he signed his name to the foregoing instrument.

/s/ Catherine Riehn NOTARY PUBLIC

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